September 7, 2007

For Immediate Release

Sport Supply Group Announces September Conference Presentation Schedule

Dallas, TX. Sport Supply Group, Inc. (AMEX-RBI) announced today it will present at the Oppenheimer 4th Annual Consumer Conference, which takes place September 10, 2007 in New York City at the Jolley Hotel-Madison Towers. Adam Blumenfeld, SSG’s Chairman and Chief Executive Officer will be speaking at the Conference.

The Company will also be presenting at the Thomas Weisel Conference on September 25, 2007 in New York City at the Mandarin Oriental Hotel.

A copy of the power-point presentation will be filed as an 8-K and also available on the Company’s corporate website: www.sportsupplygroup.com

Sport Supply Group, Inc. is the nation’s leading marketer, manufacturer and distributor of sporting goods and branded team uniforms to the institutional and team sports market. The Company markets via three million direct catalogs, a 40 man telesales team, 150 direct sales professionals and a family of company-controlled websites.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to the Company’s anticipated financial performance, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These forward-looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including changes in business, political, and economic conditions due to the threat of future terrorist activity or otherwise, the ability to successfully complete integration related activities, actions and initiatives by current and potential competitors, and certain other additional factors described in the Company’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact:
Sport Supply Group, Inc.
Adam Blumenfeld, 972-243-8100

Source: Sport Supply Group, Inc.